UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2009
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On February 10, 2009, Encore Acquisition Company (“EAC”) issued a press release announcing its:
•	unaudited fourth quarter and full year 2008 results;

•	2008 production;

•	estimated proved oil and natural gas reserves as of December 31, 2008; and

•	guidance for the first quarter of 2009.
     A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In the press release, EAC uses the non-GAAP financial measures (as defined under the SEC’s Regulation G) of “Adjusted EBITDAX” and “net income excluding certain items.” The press release contains a reconciliation of “Adjusted EBITDAX” to net income (loss) and net cash provided by operating activities and a reconciliation of “net income excluding certain items” to net income (loss), EAC’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with U.S. generally accepted accounting principles.
     The attached press release includes, among other things, the following reserve and financial measures:
•	Reserve Replacement Ratio: Reserve replacement was calculated by dividing the sum of reserves extensions, discoveries, and acquisitions by production.

The following table shows the calculation of “reserve replacement ratio” for the year ended December 31, 2008 (unaudited):

Purchases of minerals-in-place (MBOE)	1,303
Extensions and discoveries (MBOE)	19,952

Total 2008 reserve additions (MBOE)	21,255
Divided by: 2008 production (MBOE)	14,446

Reserve replacement ratio	147%

Given the inherent decline of reserves resulting from production, an oil and natural gas company must more than offset produced volumes with new reserves in order to grow. EAC’s management uses the reserve replacement ratio as an indicator of its ability to replenish annual production volumes and grow its reserves. EAC’s management believes that reserve replacement is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a means of evaluating the operational performance and prospects of entities engaged in the production and sale of depleting natural resources. It should be noted that the reserve replacement ratio is a statistical indicator that has limitations. As an annual measure, the ratio is limited because it typically varies widely based on the extent and timing of new discoveries and property acquisitions. Its predictive and comparative value is also limited for the same reasons. In addition, since the ratio does not consider the cost or timing of future production of new reserves, it cannot be used as a measure of value creation. The ratio does not distinguish between changes in reserve quantities that are developed and those that will require additional time and funding to develop.

•	Reserve Replacement Cost: Reserve replacement cost was calculated by dividing the sum of development, exploration, and acquisition costs by the sum of reserve extensions, discoveries, and acquisitions. Consistent with industry practice, future capital costs to develop proved undeveloped reserves were not included in the calculation of costs incurred. “Reserve replacement cost” is calculated by dividing development, exploration, and acquisition costs incurred for the period by total reserve additions for the period. EAC’s calculation of “reserve replacement cost” includes costs and reserve additions related to the purchase of proved reserves. The methods used to calculate EAC’s “reserve replacement cost” may differ significantly from methods used by other companies to compute similar measures. As a result, EAC’s “reserve replacement cost” may not be comparable to similar measures provided by other companies. EAC believes that providing “reserve replacement cost” is useful in evaluating the total cost of reserves additions. However, this measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in EAC’s financial statements prepared in accordance with generally accepted accounting principles. Due to various factors, including timing differences in reserves additions and the related costs to develop those reserves, “reserve replacement cost” does not necessarily reflect precisely the costs associated with particular reserves. As a result of various factors that could materially affect the timing and amounts of future increases in reserves and the timing and amounts of future costs, EAC cannot assure you that its future “reserve replacement cost” will not differ materially from those presented herein.

The following table shows the calculation for “reserve replacement cost” for the year ended December 31, 2008 (unaudited):

Purchases of minerals-in-place (MBOE)	1,303
Extensions and discoveries (MBOE)	19,952

Total 2008 reserve additions (MBOE)	21,255

Total development costs incurred for 2008 (in thousands)	$362,609
Total exploration costs incurred for 2008 (in thousands)	256,437
Total acquisition costs incurred for 2008 (in thousands)	157,475

Total costs incurred for 2008 (in thousands)	$776,521
Divided by: total 2008 reserve additions (MBOE)	21,255

Reserve replacement cost per BOE	$36.53

Total development costs incurred for 2008 (in thousands)	$362,609
Total exploration costs incurred for 2008 (in thousands)	256,437

Total development and exploration costs incurred for 2008 (in thousands)	$619,046
Divided by: extensions and discoveries (MBOE)	19,952

Development and exploration cost per BOE	$31.03

     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
Year-End Reserves and Production
     EAC’s total proved oil and natural gas reserves as of December 31, 2008 were 185.7 million barrels of oil equivalent (“MMBOE”), consisting of 134.5 million barrels of crude oil, condensate, and natural gas liquids and 307.5 billion cubic feet of natural gas. EAC produced 14.4 MMBOE during 2008, averaging 41,824 barrels of oil equivalent per day during the fourth quarter of 2008.
     At December 31, 2008, oil reserves accounted for 72 percent of EAC’s total proved reserves, and 80 percent of EAC’s total proved reserves are developed. Based on annualized fourth quarter production for 2008, EAC’s ratio of reserves to production is approximately 12.1 years for total proved reserves and 9.7 years for proved developed reserves.

Summary of Changes in Proved Reserves	MBOE
Reserves at December 31, 2007	231,328
Purchases of minerals-in-place	1,303
Extensions and discoveries	19,952
Revisions	(52,432)
Production	(14,446)

Reserves at December 31, 2008	185,705

     Reserves to production ratio was calculated by dividing proved reserves as of December 31, 2008 by annualized fourth quarter of 2008 production. The following table shows the calculation of “reserves to production ratio” as of December 31, 2008 (unaudited):

Total proved reserves at December 31, 2008 (MBOE)	185,705
Divided by: annualized fourth quarter of 2008 production (MBOE)	15,308

Reserves to produciton ratio for total proved reserves (in years)	12.1

Total proved developed reserves at December 31, 2008 (MBOE)	148,800
Divided by: annualized fourth quarter of 2008 production (MBOE)	15,308

Reserves to production ratio for proved developed reserves (in years)	9.7

     Based on the average NYMEX oil price of $58.52 per barrel for the fourth quarter of 2008, EAC’s wellhead differential was approximately negative $11.89 per barrel for such quarter. Based on the average NYMEX natural gas price of $6.96 per thousand cubic feet (“Mcf”) for the fourth quarter of 2008, EAC’s wellhead differential is approximately negative $0.99 per Mcf for such quarter.
     EAC’s proved reserve estimates for 100 percent of its properties were prepared by independent petroleum engineers. The financial data provided above is subject to change after review and audit of the financial statements.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K:
99.1	Press Release dated February 10, 2009 regarding unaudited fourth quarter and full year 2008 results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: February 10, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 10, 2009 regarding unaudited fourth quarter and full year 2008 results.